MONETTA TRUST
SECOND AMENDMENT TO THE
 BLUE SKY COMPLIANCE SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of April 30, 2013, to the Blue Sky Compliance Servicing Agreement dated as of May 1, 2007, as amended November 5, 2009 (the “Agreement”), is entered into by and between Monetta Trust, a Massachusetts business trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Monetta Fund is reorganizing into a series of the Trust, effective April 30, 2013; and

WHEREAS, the parties desire to amend the funds and fees of the Agreement to add the Monetta Fund; and

WHEREAS, Section 6 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MONETTA TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Robert S. Bacarella	By: /s/ Michael R. McVoy

Printed Name: Robert S. Bacarella	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit A to the Blue Sky Compliance Servicing Agreement

Fund Names

Separate Series of Monetta Trust at April 30, 2013

Name of Series
Orion/Monetta Intermediate Bond Fund
Monetta Mid-Cap Equity Fund
Monetta Young Investor Fund Monetta Fund

Amended Exhibit B
to the
Blue Sky Compliance Servicing Agreement – Monetta Trust

U.S. BANCORP FUND SERVICES, LLC BLUE SKY COMPLIANCE SERVICES ANNUAL FEE SCHEDULE at April 30, 2013

Funds Covered under Fee Schedule
Monetta Fund,  Orion/Monetta Intermediate Bond Fund, Monetta Mid-Cap Equity Fund,
and Monetta Young Investor Fund

Blue Sky Compliance Service Charges

Annual Fee:

$ for Monetta Fund, Monetta Mid-Cap Equity Fund, Orion/Monetta Intermediate Bond
Fund and Monetta Young Investor Fund

Additional funds will result in additional fees

Extraordinary services - quoted separately

Plus out-of-pocket expenses, including but not limited
to:
    •  Postage, Stationery
    •  Programming, Special Reports
    •  Retention of records
    •  File transmission charges
    •  Federal and state regulatory filing fees
    •  Expenses from board of directors meetings
    •  Auditing and legal expenses
    •  Blue Sky conversion expenses
    •  All other out-of-pocket expenses

Fees are billed monthly